Exhibit 99.1

FOR IMMEDIATE RELEASE

MARCH 12, 2014

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@enlink.com

EnLink Midstream Announces Public Offering of Senior Notes

DALLAS—March 12, 2014—EnLink Midstream Partners, LP (NYSE: ENLK) today announced its intention, subject to market conditions, to offer senior notes in a public offering. EnLink Midstream intends to use the net proceeds from this offering to fund its previously announced tender offer for any and all of its outstanding 8.875% Senior Notes due 2018, to reduce borrowings under its credit facility and for general partnership purposes, including growth capital expenditures.

BofA Merrill Lynch, Citigroup and RBC Capital Markets are acting as representatives and joint book-running managers for the offering. In addition, BMO Capital Markets, Mitsubishi UFJ Securities, BBVA, Comerica Securities, J.P. Morgan, RBS, US Bancorp and Wells Fargo Securities are acting as joint book-running managers. A copy of the preliminary prospectus supplement and base prospectus relating to the offering may be obtained from the following addresses:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

222 Broadway, 11th Floor

New York, New York 10038

Attention: Prospectus Department

Phone: (800) 294-1322

E-mail: dg.prospectus_requests@baml.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Englewood, New York 11717

Telephone: (800) 831-1946

RBC Capital Markets

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Telephone: (866) 375-6829

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The senior notes are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may be made only by means of the preliminary prospectus supplement and accompanying base prospectus.

About EnLink Midstream

EnLink Midstream is a leading midstream provider formed through the combination of Crosstex Energy and substantially all of the U.S. midstream assets of Devon Energy. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett, Permian Basin, Cana and Arkoma Woodford, Eagle Ford, Haynesville, Gulf Coast, Utica and Marcellus Shales. Based in Dallas, Texas, EnLink Midstream has approximately 7,300 miles of gathering and transportation pipelines, 12 processing plants with 3.3 billion cubic feet per day of net processing capacity, six fractionators with 180,000 barrels per day of net fractionation capacity, as well as barge and rail terminals, product storage facilities, brine disposal wells and an extensive crude oil trucking fleet.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements, including statements regarding the intended use of offering proceeds and other aspects of the offering. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in EnLink Midstream’s filings with the Securities and Exchange Commission. EnLink Midstream undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.